UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 28, 2007

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2007, the Aetna Inc. (“Aetna”) Board of Directors (the “Board”) appointed Roger N. Farah a Director of Aetna effective immediately.  Mr. Farah’s term will run until Aetna’s 2008 Annual Meeting of Shareholders.  Mr. Farah, 54, is President, Chief Operating Officer and a Director of Polo Ralph Lauren Corporation.  With the appointment of Mr. Farah, Aetna's Board consists of twelve directors.

On June 29, 2007, Mr. Farah was appointed to the Board’s Committee on Compensation and Organization and the Investment and Finance Committee.

The Board affirmatively determined in its business judgment that Mr. Farah is independent as defined in the New York Stock Exchange (“NYSE”) listing standards and under Aetna’s Director Independence Standards and that any relationship with Aetna or its subsidiaries (either directly or as a partner, shareholder or executive officer of any organization that has a relationship with Aetna or its subsidiaries) is immaterial under the independence test thresholds contained in the NYSE listing standards and under Aetna’s Director Independence Standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: June 29, 2007	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller